EXHIBIT 10.6.2

[FORM]
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is between CBL & Associates Properties, Inc. and CBL & Associates Management, Inc., each a Delaware corporation (collectively, the "Company"), and ____________, an officer or director of the Company (the "Indemnitee"), and is dated as of __________.

WHEREAS, the Indemnitee has agreed to serve as an officer or director of the Company; and

WHEREAS, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), as amended, and the Bylaws of the Company, as amended, provide for certain indemnification of the officers and directors of the Company;

NOW, THEREFORE, in consideration of the Indemnitee's agreement to serve as an officer or director of the Company and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to the covenants set forth herein for the purpose of further securing to the Indemnitee the indemnification provided by the Certificate of Incorporation and the Bylaws:

Section 1.    In the event that the Indemnitee was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that the Indemnitee or a person of whom the Indemnitee is the legal representative is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership (including, without limitation CBL & Associates Limited Partnership), joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such actual or threatened proceeding is alleged action in an official capacity as a director, officer, employee or agent while serving as a director, officer, employee or agent, the Indemnitee shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware (the "GCL") as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection therewith and such indemnification shall continue as to the Indemnitee if the Indemnitee ceases to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Agreement with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

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Section 2.    If a claim under Section 1 of this Agreement is not paid in full by the Company within thirty days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any actual or threatened proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standards of conduct which make it permissible under the GCL for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company.

Section 3.    Following any "change in control" of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the Indemnitee, which such independent legal counsel shall be retained by the Board of Directors on behalf of the Company.

Section 4.    The right of indemnification and the payment of expenses incurred in defending any actual or threatened proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which the Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.    In the event that the Company maintains insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other director or officer of the Company, provided, however, such insurance is reasonably available on substantially the same terms and conditions as insurance obtained for other directors and officers of the Company.

Section 6.    The right to indemnification conferred by this Agreement shall include the right to be paid by the Company for expenses incurred in defending any actual or threatened proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by the Indemnitee in the Indemnitee's capacity as a director or officer (and not in any other capacity in which service was or is rendered by the Indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of any actual or threatened proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

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IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement in duplicate on the day and year first above written.

COMPANY:

CBL & ASSOCIATES PROPERTIES, INC.

By:    _____________________________________
Title:    _____________________________________
CBL & ASSOCIATES MANAGEMENT, INC.

By:    ____________________________________
Title:    ____________________________________

INDEMNITEE:

_____________________________________
Name:

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